UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                Exchange Act of 1934 (Amendment No. ____________)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Section 240.14a-12

                            Classic Bancshares, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        1)   Title of each class of securities to which transaction applies:


        2)   Aggregate number of securities to which transaction applies:



        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):



        4)   Proposed maximum aggregate value of transaction:



        5)   Total fee paid:



[  ]     Fee paid previously with preliminary materials.

[  ]     Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1) Amount Previously Paid:



          2) Form, Schedule or Registration Statement No.:



          3) Filing Party:



          4) Date Filed:

                         [CLASSIC BANCSHARES LETTERHEAD]



                                  July 21, 2004



Dear Fellow Stockholder:

     On behalf of the Board of Directors and management of Classic Bancshares, Inc., I cordially invite you to attend the 2004 Annual Meeting of Stockholders. The meeting will be held at 4:00 p.m., local time, on August 26, 2004, at Park Place (formerly the AEP Kentucky headquarters building), located at the corner of 17th Street and Central Avenue, Ashland, Kentucky 41101.

     An important aspect of the meeting process is the stockholder vote on corporate business items. I urge you to exercise your rights as a stockholder to vote and participate in this process. Stockholders are being asked to consider and vote upon the election of three directors and the ratification of the appointment of the Company's independent auditor for the fiscal year ending March 31, 2005. Your Board of Directors unanimously recommends that you vote for each of the nominees named in the enclosed proxy statement and for the ratification of the appointment of the Company's independent auditor.

     In addition to the annual stockholder vote on corporate business items, the meeting will include management's report to you on Classic Bancshares, Inc.'s fiscal 2004 financial and operating performance.

     I encourage you to attend the meeting in person. Whether or not you attend the meeting, please read the enclosed Proxy Statement and then complete, sign and date the enclosed proxy card and return it in the postage prepaid envelope provided. This will save Classic Bancshares, Inc. additional expense in soliciting proxies and will ensure that your shares are represented. Please note that you may vote in person at the meeting even if you have previously returned the proxy.

     Thank you for your attention to this important matter.

                                   Sincerely,



                                   David B. Barbour
                                   President and Chief Executive Officer

                            CLASSIC BANCSHARES, INC.
                             344 Seventeenth Street
                             Ashland, Kentucky 41101
                                 (606) 326-2800


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          To be Held on August 26, 2004

     Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of Classic Bancshares, Inc. ("Classic" or the "Company") will be held at Park Place (formerly the AEP Kentucky headquarters building), located at the corner of 17th Street and Central Avenue, Ashland, Kentucky 41101, at 4:00 p.m., local time, on August 26, 2004.

     A Proxy Card and a Proxy Statement for the Meeting are enclosed.

     The Meeting is for the purpose of considering and acting upon:

     1.       The election of three directors of the Company; and

     2. The ratification of the appointment of Crowe, Chizek and Company LLC as the Company's independent auditor for the fiscal year ending March 31, 2005;

and such other matters as may properly come before the Meeting, or any adjournments or postponements thereof. The Board of Directors is not aware of any other business to come before the Meeting.

     Any action may be taken on the foregoing items at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned or postponed. Stockholders of record at the close of business on July 2, 2004 are the stockholders entitled to vote at the Meeting and any adjournments or postponements thereof. A complete list of stockholders entitled to vote at the Meeting will be available for inspection by stockholders at the offices of the Company during its normal business hours of 9:00 a.m. to 4:00 p.m. during the ten days prior to the Meeting, as well as at the Meeting.

     You are requested to complete, sign and date the enclosed form of proxy, which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Meeting in person.

                                  BY ORDER OF THE BOARD OF DIRECTORS




                                  C. Cyrus Reynolds
                                  Chairman of the Board


Ashland, Kentucky
July 21, 2004
-------------------------------------------------------------------------------
     IMPORTANT:  THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE
EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING.
A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.
-------------------------------------------------------------------------------

                                 PROXY STATEMENT


                            CLASSIC BANCSHARES, INC.
                             344 Seventeenth Street
                             Ashland, Kentucky 41101
                                 (606) 326-2800

                         ANNUAL MEETING OF STOCKHOLDERS

                                 August 26, 2004

     This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors of Classic Bancshares, Inc. ("Classic" or the "Company"), the parent company of Classic Bank, of proxies to be used at the Annual Meeting of Stockholders of the Company (the "Meeting") which will be held at Park Place (formerly the AEP Kentucky headquarters building), located at the corner of 17th Street and Central Avenue, Ashland, Kentucky 41101, on August 26, 2004, at 4:00 p.m., local time, and all adjournments and postponements of the Meeting. This Proxy Statement is dated July 2, 2004 and is first being mailed to stockholders on or about July 21, 2004.

     At the Meeting, stockholders of the Company are being asked to consider and vote upon (i) the election of three directors and (ii) the ratification of the appointment of Crowe, Chizek and Company LLC as the Company's independent auditor for the fiscal year ending March 31, 2005.

Vote Required and Proxy Information

     All shares of the Company's common stock, par value $.01 per share (the "Common Stock"), represented at the Meeting by properly executed proxies received prior to or at the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions thereon. If no instructions are indicated, properly executed proxies will be voted for the election of the nominees named herein and for the ratification of the appointment of Crowe, Chizek and Company LLC as the Company's independent auditor. The Company does not know of any matters, other than as described in the Notice of Annual Meeting, that are to come before the Meeting. If any other matters are properly presented at the Meeting for action, the Board of Directors, as proxy for the stockholder, will have the discretion to vote on such matters in accordance with their best judgment.

     The proxy card provided by the Board of Directors enables a shareholder to vote for the election of the nominees proposed by the Board of Directors or to withhold authority to vote for one or more of the nominees. Directors will be elected by a plurality of votes cast without regard to either (i) broker non-votes or (ii) proxies as to which authority to vote for one or more of the nominees is withheld.

     The proxy card provided by the Board of Directors enables a shareholder to check the appropriate box on the proxy card to (i) vote "FOR" the proposal to ratify the appointment of Crowe, Chizek and Company LLC as the Company's independent auditor, (ii) vote "AGAINST" such proposal, or (iii) "ABSTAIN" from voting on such proposal. An affirmative vote of the holders of a majority of the shares of Common Stock cast at the Meeting is required to ratify the appointment of the independent auditor. Shares as to which the "ABSTAIN" box has been selected on the proxy card and shares underlying broker non-votes will not be counted as votes cast and will have no effect on the vote on the proposal.

     The holders of at least one-third of the outstanding shares of the Common Stock, present in person or represented by proxy, will constitute a quorum for purposes of the Meeting. Proxies marked to abstain, withheld votes and broker non-votes will be counted for purposes of determining a quorum.

     If you plan to attend the annual meeting and wish to vote in person, we will give you a ballot at the annual meeting. However, if your shares are held in the name of your broker, bank or other nominee, you must bring appropriate documents from the nominee indicating that you were the beneficial owner of common stock and authorizing you to vote the shares on July 2, 2004, the record date for voting at the annual meeting, and stating the number of shares held by the nominee on your behalf.

     If you participate in our Employee Stock Ownership Plan ("ESOP") you will receive a voting instruction form that reflects all shares you may vote under the plan to which the form relates. Under the terms of the ESOP, all shares held in the ESOP are voted by the ESOP trustees, but each participant in the ESOP may direct the trustees how to vote the shares of Company common stock allocated to his or her ESOP account. Unallocated shares of Company common stock held by the ESOP Trust and allocated shares for which no timely voting instructions are received will be voted by the ESOP trustees in the same proportion as shares for which the trustees have received voting instructions, subject to the exercise of their fiduciary duties.

     A proxy given pursuant to the solicitation may be revoked at any time before it is voted. Proxies may be revoked by: (i) filing with the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered to: Secretary, Classic Bancshares, Inc., 344 Seventeenth Street, Ashland, Kentucky 41101.

Voting Securities and Certain Holders Thereof

     Stockholders of record as of the close of business on July 2, 2004 will be entitled to one vote for each share of Common Stock then held. As of that date, the Company had 1,407,183 shares of Common Stock outstanding. The following table sets forth information regarding share ownership of those persons or entities known by management to beneficially own more than five percent of the Common Stock and all directors and executive officers of the Company as a group.


                                                                                              Shares
                                                                                           Beneficially    Percent
Beneficial Owner                                                                               Owned      of Class
-----------------                                                                          -------------------------

Classic Bancshares, Inc. Employee Stock Ownership Plan                                     113,808(1)        8.09%
344 Seventeenth Street
Ashland, Kentucky 41101

National City Corp.                                                                         93,055(2)        6.61
1900 East Ninth Street
Cleveland, Ohio 44114

Tontine Financial Partners, L.P.                                                            93,200(3)        6.62
200 Park Avenue, Suite 3900
New York, NY  10166

David B. Barbour                                                                           106,889(4)        7.24
344 Seventeenth Street
Ashland, Kentucky

Directors and executive officers of the Company as a group                                 519,275(5)       30.73
(12 persons)
-----------------


(1) The amount reported represents shares held by the ESOP, 52,747 of which have been allocated to accounts of participants. First Bankers Trust Company, N.A., Quincy, Illinois, the trustee of the ESOP, may be deemed to beneficially own the shares held by the ESOP which have not been allocated to accounts of participants. Participants in the ESOP are entitled to instruct the trustee as to the voting of shares allocated to their accounts under the ESOP. Unallocated shares held by the ESOP are voted by the trustee in the same manner that the trustee is instructed to vote by a majority of the plan participants who instruct the trustee as to the manner of voting the shares allocated to their plan accounts.

(2) As reported by National City Corp. in a statement filed with the Securities and Exchange Commission on February 27, 2004 on Schedule 13G/A under the Exchange Act. National City Corp. reported shared dispositive power over 92,455 shares.

(3) As reported by Tontine Financial Partners, L.P., Tontine Management, L.L.C., and Jeffrey L. Gendell in a statement filed with the Securities and Exchange Commission February 4, 2003 on Schedule 13G/A under the Exchange Act. Tontine Financial Partners, L.P., Tontine Management, L.L.C. and Jeffrey L. Gendell reported shared power to vote or direct the vote of 93,200 shares. Management believes that this group may have acquired additional shares of the common stock at the time of the Company's issuance of additional shares in connection with the acquisition of First Fed Financial Bancorp, Inc. on June 20, 2003.

(4) The amount includes 68,708 shares subject to options, which are currently exercisable or will become exercisable within 60 days of July 2, 2004, awarded under the 1996 Stock Option Plan, 1998 Stock Option Plan, 2001 Stock Option Plan and the 2003 Stock Option Plan, 6,336 shares allocated to his ESOP account and 2,866 shares held in his 401(k) plan account.

(5) Amount includes shares held directly, as well as shares held jointly with family members, shares held in retirement accounts, 19,417 shares allocated to the ESOP accounts of the group members, shares held in a fiduciary capacity or by certain family members, with respect to which shares the group members may be deemed to have sole or shared voting and/or dispositive power. The amount reported above also includes 282,732 shares subject to options currently exercisable or which will become exercisable within 60 days of July 2, 2004, awarded under the Company's 1996 Stock Option and Incentive Plan (the "1996 Stock Option Plan"), the Company's 1998 Premium Price Stock Option Growth Plan (the "1998 Stock Option Plan"), the Company's 2001 Premium Price Stock Option Growth Plan (the "2001 Stock Option Plan") and the Company's 2003 Premium Price Stock Option Growth Plan (the "2003 Stock Option Plan").

                       PROPOSAL I - ELECTION OF DIRECTORS

     The Company's Board of Directors is presently comprised of eleven members. Directors of the Company are generally elected to serve for a three-year term or until their respective successors have been elected and qualified. Approximately one-third of the directors are elected annually. Each member of the Company's Board of Directors has served on the Board since the incorporation of the Company in September 1995, except for Directors Robert L. Bayes and Jeffrey P. Lopez, M.D., each of whom joined the Board in November 1996, Lisah M. Frazier who joined the Board in March 2002 and Steven C. Milleson who joined the Board in July 2003. Mr. Barbour also serves on the Board of the Company's banking subsidiary, Classic Bank.

     The following table sets forth certain information regarding the Company's Board of Directors, including their terms of office, and the nominees for election as directors. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to the nominee) will be voted at the Meeting for the election of the nominees identified in the following table. If any nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute or substitutes as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve, if elected. Except as described herein, there are no arrangements or understandings between any director or nominee and any other person pursuant to which such director or nominee was selected.


                                                                                     Shares of Common
                                                                                    Stock Beneficially   Percent
                                                             Director     Term to        Owned at          of
         Name             Age(1)     Position(s) Held        Since (2)    Expire     July 2, 2004(3)      Class
         --------------------------------------------     ----------------------     ---------------     --------
                                                     NOMINEES
C. Cyrus Reynolds          77  Chairman of the Board          1960        2005            37,391(6)    2.63%
David B. Barbour           56  President, Chief Executive     1995        2005           106,889(7)    7.24
                               Officer and Director
Jeffrey P. Lopez, M.D.     45  Director                       1996        2005            17,765       1.25



                                          DIRECTORS REMAINING IN OFFICE

Robert B. Keifer, Jr.      67  Director                       1991        2006            29,447         2.07
David A. Lang              60  Director                       1991        2006            29,738(8)      2.09
Robert L. Bayes            60  Executive Vice President       1996        2006            40,449(9)      2.82
                                and Director
Steven C. Milleson         51  Director                       2003        2006             8,857          .63
Lisah M. Frazier           35  Chief Operating Officer,       2002        2004            54,352(4)      3.76
                               Chief Financial Officer
                                and Director
E.B. Gevedon, Jr.          70  Director                       1980        2004            44,847(5)      3.15
Robert A. Moyer, Jr.       58  Director                       1993        2004            32,307         2.27
John W. Clark              62  Director                       1995        2004            47,829         3.36
-------------------------

(1) At March 31, 2004.
(2) Includes service as a director of Classic Bank.
(3) Includes shares held directly, as well as shares held in retirement accounts, shares allocated to the ESOP accounts of certain of the named persons, held by certain members of the named individuals' families, or held by trusts of which the named individual is a trustee or substantial beneficiary, with respect to which shares the named individuals may be deemed to have sole or shared voting and/or dispositive power. The amount also includes 68,708, 25,025, 12,485, 40,144, 4,400 and 15,975 shares subject to options which are currently exercisable or will become exercisable within 60 days of July 2, 2004, awarded under the 1996 Stock Option Plan, the 1998 Stock Option Plan, the 2001 Stock Option Plan and the 2003 Stock Option Plan to Mr. Barbour, Mr. Bayes, Mr. Lopez, Ms. Frazier, Mr. Milleson and each of Messrs. Gevedon, Moyer, Clark, Reynolds, Keifer and Lang, respectively.
(4) Includes 3,651 shares allocated to Ms. Frazier's account under the ESOP.
(5) Includes 11,000 shares held by Mr. Gevedon's spouse.
(6) Includes 6,937 shares held by Mr. Reynolds' spouse.
(7) Includes 6,834 shares allocated to Mr. Barbour's account under the ESOP.
(8) Includes 225 shares held by Mr. Lang's spouse.
(9) Includes 4,242 shares held by Mr. Bayes' spouse and 2,168 shares allocated to Mr. Bayes' account under the ESOP.

     The business experience of each director of the Company for at least the past five years is set forth below. All directors have held their positions at least five years, except as otherwise indicated. Director Barbour also serves as a director of Classic Bank.

     C. Cyrus Reynolds. Mr. Reynolds is Chairman of the Board of the Company, a position he has held since September 1995. Until March 2001, Mr. Reynolds also served as Chairman of the Board of Classic Bank. Mr. Reynolds retired as property Valuation Administrator for Boyd County, Kentucky, an elected office he held from 1977 until retirement. From 1960 to 1981, Mr. Reynolds was the owner of Reynolds Insurance Agency, a general lines insurance agency located in Ashland, Kentucky. Mr. Reynolds is a member and former officer of the Ashland Lions Club, and has served on various state commissions, including 18 years of service as Chairman of the Boyd County Democratic Party. Mr. Reynolds has also served as Treasurer of the Westwood Christian Church for 40 years.

     David B. Barbour. Mr. Barbour is President and Chief Executive Officer of the Company and Chairman and Chief Executive Officer of Classic Bank, positions he has held since September 1995 and March 2001, respectively. Prior to joining Classic Bank in March of 1995, Mr. Barbour served as Senior Vice President and Senior Lending Officer of First American Bank, a commercial bank located in Ashland, Kentucky with assets of $225 million. As Senior Vice President and Senior Lending Officer, Mr. Barbour was responsible for First American Bank's loan portfolio, including the commercial, consumer and real estate lending divisions. Mr. Barbour had been employed by First American Bank since 1977 and held a variety of management positions, including Senior Vice President and Senior Lending Officer since 1989. Mr. Barbour holds the designation of Certified Lender, Business Banking (C.L.B.B.). Mr. Barbour holds a Graduate Banking Degree from the Graduate School of Banking at Louisiana State University.

     Jeffrey P. Lopez, M.D. Dr. Lopez is President of Ashland Radiation Oncology, Inc. and owner of Tri-State Regional Cancer Center located in Ashland, Kentucky. A native of Madison, Indiana, Dr. Lopez is a graduate of Indiana University, obtained his medical degree from Indiana School of Medicine and served his residency in Radiation Oncology at the University of Illinois. He serves on the Board of Directors of the Boyd County chapter of the American Cancer Society, a position he has held since 1989. He is past President of the Boyd County Medical Society, having served two terms as President. He is a member of the Board of Directors for the Association of Free Standing Radiation Oncology Centers, of which he also is a two-term past-President, and is a member of the Board of Directors of King's Daughters' Medical Center in Ashland, Kentucky.

     Robert B. Keifer, Jr. Mr. Keifer is a retired group vice-president of Ashland Petroleum Company, an operating division of Ashland, Inc., where he was employed from 1966 to 1992. From 1992 to 1994, Mr. Keifer served as a consultant to Equal Opportunity Finance, a minority small business investment company. Mr. Keifer previously served as President of the Board of Directors of Community Hospice, Inc. and as a director of Area Education Projects.

     David A. Lang. Mr. Lang is a retired executive of American Electric Power, where he was employed from 1965 to 2000. During his tenure with American Electric Power, Mr. Lang held a variety of positions including Executive Assistant - Operations, Kentucky Region Director, and Manager of National Accounts. Mr. Lang is a Registered Professional Engineer in the Commonwealth of Kentucky. Mr. Lang is also a former director of the Chamber of Commerce of Boyd and Greenup Counties and co-chair of the Conference Board's USA Quality Council.

     Robert L. Bayes. Mr. Bayes is Executive Vice President of the Company and Paintsville Market Area President of Classic Bank. From 1983 to 2001, Mr. Bayes served as President of The First National Bank of Paintsville ("Paintsville Bank"), a subsidiary of the Company that was merged into Classic Bank in March 2001. A Certified Public Accountant, Mr. Bayes holds a B.S. in Business Administration from Berea College, attended Graduate School at the University of Kentucky and holds a graduate banking degree from Stonier Graduate School of Banking at Rutgers University. Mr. Bayes is a member of the American Institute of CPA's and Kentucky Society of CPAs.

     Everett B. Gevedon, Jr. Mr. Gevedon is Vice Chairman of the Board of the Company, a position he has held since March 2001. Mr. Gevedon has served as a real estate consultant to corporations and individuals throughout the eastern United States for the past 28 years. Prior to serving as a real estate consultant, he was a general real estate appraiser and involved in real estate sales.

     Robert A. Moyer, Jr. Mr. Moyer is involved in real estate development projects in the Naples, Florida area. Mr. Moyer previously served as Chairman and Chief Executive Officer of Alltech Technologies, LLC until late 2001. Prior to joining Alltech in January 2000, Mr. Moyer served as Chairman and Chief Executive Officer of RAM Technologies, Inc., an Ashland Kentucky based multi-faceted communications and technology company which he founded in 1976.

     John W. Clark. Mr. Clark has been the President and Chief Executive Officer of John W. Clark Oil Co., a company engaged in the distribution and sale of petroleum products, since its founding in 1970. In addition, he has been the President of JRB, Inc., a common carrier trucking company, since 1977; Clark Airway, an airplane leasing company, since 1990; and John W. Clark Enterprises, a real estate development and holding company, since 1987.

     Lisah M . Frazier. Ms. Frazier is Chief Operating Officer, Chief Financial Officer, and Treasurer of the Company, positions she has held since November 2000. Ms. Frazier is also Chief Operating Officer and Chief Financial Officer o f Classic Bank,positions she has held since November 2000. Prior to these positions, Ms. Frazier served as Senior Vice President and Chief Financial Officer of the Company and Classic Bank since joining the Bank in August 1995. Ms. Frazier, a Certified Public Accountant, prior to joining Classic Bank, served as Investment Coordinator with Trust Company of Kentucky, a subsidiary of Community Trust Bancorp, from June 1995 to August 1995. Prior to that position, Ms. Frazier served as Audit Specialist in the internal audit department of Community Trust Bancorp from 1993 to 1995. Ms. Frazier served as Senior Auditor with the regional accounting firm of Kelley, Galloway & Company from 1990 to 1993. Ms. Frazier is a member of the Kentucky Society of Certified Public Accountants and serves on the Leadership Council for the Kentucky Society of CPA's.

     Steven C. Milleson. Mr. Milleson is a doctor of optometry and owner and operator of the Ironton Vision Center, Inc. located in Ironton, Ohio.
Dr. Milleson has been a member and past President of the Ironton Lions Club, a founding member and past Board member of The Tri-State Fair and Regatta, a past Board member of the Hecla Water Association, and an original member of the Board of the Ashland Ballet Company and its current President of the Board and Chairman of the Production Committee. Dr. Milleson is a member of the St. Joseph Catholic Church. Mr. Milleson was a director of First Federal Savings Bank of Ironton and First Federal Financial Bancorp, Inc. prior to their acquisition by the Company in June 2003.

Director Independence

     Our Board of Directors has determined that all of the Company's directors other than Chief Executive Officer and President Barbour, Chief Operating Officer and Chief Financial Officer Frazier, and Executive Vice President Bayes are "independent directors" as that term is defined in the listing statements of the NASDAQ Small-Cap Market.

Board of Directors' Meetings and Committees

     Meetings of the Company's Board of Directors are generally held on a monthly basis. The Board of Directors of the Company held 12 meetings during the fiscal year ended March 31, 2004. No incumbent director attended fewer than 75% of the total number of meetings held by the Board of Directors and by all committees of the Board of Directors on which he served during the fiscal year.

     The Board of Directors of the Company has standing Executive, Audit, Compensation, Strategic Planning and Acquisition and Governance/Nominating Committees.

     Compensation Committee. The Compensation Committee is comprised of Directors Moyer, Lang, Reynolds and Clark. The Compensation Committee is responsible for making recommendations for the compensation of the chief executive officer and for approving the compensation of all other executive officers. The Compensation Committee also makes awards under the Company's stock based benefit plans. This committee met two times during fiscal 2004.

     Executive Committee. The Executive Committee is comprised of Directors R eynolds, Barbour, Keifer and Gevedon. The Executive Committee has and exercises all of the powers of the Board of Directors when such powers are required between meetings of the Board of Directors. The Executive Committee met one time in fiscal 2004.

     Governance/Nominating Committee. The Governance/Nominating Committee is comprised of Directors Reynolds, Gevedon, Keifer, Moyer, Lang, Clark, Lopez and Milleson, all of whom are considered to be independent under applicable NASDAQ rules.

     The functions of the Committee include the following:

     1. Consider and recommend to the Board standards (such as independence, experience, leadership, diversity and stock ownership) for the selection of individuals to be considered for election or reelection to the Board;

     2.   Identify individuals qualified to become members of the Board;

     3.   Consider recommendations by stockholders for director nominations;

     4. Conduct reviews as appropriate into the background and qualifications of director candidates;

     5. Review the structure of the Board and its committees and make recommendations with respect thereto (including size and composition);

     6. Consider and make recommendations regarding Board and committee performance; and

     7. Consider and make recommendations regarding Board continuing education guidelines.

     The committee begins the nominee identification process by evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company's business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. Thus, under certain circumstances, the Committee may choose not to consider an unsolicited recommendation.

     If any member of the Board does not wish to continue in service, or if the Committee or the Board decides not to re-nominate a member for re-election, or if the size of the Board is increased, the Committee may solicit suggestions for director candidates from all Board members. In addition, the Committee is authorized by its charter to engage a third party to assist in the identification of director nominees. In evaluating director candidates, the Governance/Nominating Committee will consider persons who at a minimum satisfy the following criteria:

     o have the highest personal and professional ethics and integrity and whose values are compatible with the Company's;

     o have had experiences and achievements that have given them the ability to exercise and develop good business judgment;

     o are willing to devote the necessary time to the work of the Board and its committees, which includes being available for Board and committee meetings;

     o are familiar with the communities in which the Company operates and/or is actively engaged in community activities;

     o are involved in other activities or interests that do not create a conflict with their responsibilities to the Company and its stockholders; and

     o have the capacity and desire to represent the balanced, best interests of the stockholders of the Company as a group, and not primarily a special interest group or constituency.

     The Governance/Nominating Committee will also take into account whether a candidate satisfies the criteria for "independence" under the Rules of the NASDAQ, and if a nominee is considered for service on the Audit Committee, the financial and accounting expertise of a candidate, including whether an individual qualifies as an audit committee financial expert.

     The Governance/Nominating Committee did not meet in fiscal 2004. The Governance/Nominating Committee has adopted a charter, a copy of which is attached hereto as Appendix A.

Procedures for the Nomination of Directors by Shareholders

     Through the Governance/Nominating Committee. The Governance/Nominating Committee has adopted procedures for the submission to the Committee of director nominees by stockholders. If a determination is made that an additional candidate is needed for the Board, the Governance/Nominating Committee will consider candidates submitted by the Company's stockholders. Stockholders can submit the names of candidates for Director by writing to the Chairman of the Governance/Nominating Committee at Classic Bancshares, Inc., 344 Seventeenth Street, Ashland, Kentucky 41101. To be timely, the Chairman of the Governance/Nominating Committee must receive a submission at least one hundred twenty (120) days prior to the date of the Company's proxy materials for the preceding year's annual meeting. If the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year's annual meeting, the stockholder's submission must be so delivered not later than the close of business on the tenth day following the day on which public announcement of the date of such annual meeting is first made. The submission must include the following information:

     o the name and address of the stockholder as they appear on the Company's books, and number of shares of the Company's common stock that are owned beneficially by such stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder's ownership will be required);

     o the name, address and contact information for the candidate, and the number of shares of common stock of the Company that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the stockholder's ownership should be provided);

     o   a statement of the candidate's business and educational experience;

     o such other information regarding the candidate as would be required to be included in the proxy statement pursuant to SEC Regulation 14A;

     o a statement detailing any relationship between the candidate and the Company;

     o a statement detailing any relationship between the candidate and any customer, supplier or competitor of the Company;

     o detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

     o a statement that the candidate is willing to be considered and willing to serve as a Director if nominated and elected.

     Direct Stockholders' Nominations. Under Article I Section 6 of our bylaws, director nominations may be made by stockholders. In order to assure that they are effective nominations for directors by stockholders must be made in writing and delivered to the Secretary of the Company at least 70 days prior to the meeting date provided however that in the event that less than 80 days' public notice or public disclosure of the date of the meeting is given or made to stockholders, notice to be timely must be so received not later than the close of business on the tenth day following the day on which public notice of the date of the meeting was mailed or public disclosure of the date of the meeting is made. A stockholder's notice to the Secretary shall set forth (A) as to each person whom such stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (B) as to the stockholder giving thenotice: (i) the name and address, as they appear on Classic Bancshare's books, of such stockholder and (ii) the class and number ofshares of Classic Bancshare's capital stock that are beneficially owned by such stockholder.

Stockholder Communications with the Board

     A stockholder of the Company who wants to communicate with the Board or with any individual Director can write to the Chairman of the Governance/ Nominating Committee, Classic Bancshares, Inc., 344 Seventeenth Street, Ashland, Kentucky 41101. The letter should indicate that the author is a stockholder and if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, the Chairman will:

     o   forward the communication to the Director(s) to whom it is addressed;

     o attempt to handle the inquiry directly, for example where it is a request for information about the Company or it is a stock-related matter; or

     o not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

Code of Ethics

     The Company has adopted a code of ethics that is applicable to senior financial officers of the Company, including the Company's principal executive officer, principal financial officer, principal accounting officer and all officers performing similar functions as defined in the Code of Ethics. The Code of Ethics was filed with the U.S. Securities and Exchange Commission as an Exhibit to the Company's Annual Report on Form 10-KSB for the year ended
March 31, 2004.

     The following Audit Committee Report, Compensation Committee Report and stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Report of Audit Committee

     The Audit Committee is composed of Directors Keifer, Reynolds, Lang, Lopez and Gevedon. The Board of Directors has determined that each Audit Committee member is independent within the meaning of the requirements for listing in the Nasdaq Small-Cap Market.

     Company management is primarily responsible for the Company's financial reporting and its internal and disclosure controls. However, the Audit Committee is responsible for the relationship between the Company and its independent auditor. The Committee also receives reports with respect to the Company's financial reporting, internal control over financial reporting and disclosure controls. In addition, the Committee reviews the Company's unaudited interim financial statements and audited year end financial statements. Finally, the audit committee maintains a procedure for confidential employee complaints regarding accounting matters.

     The Board of Directors has recently adopted amendments to the audit committee charter. A copy of the audit committee charter, as amended, is attached hereto as Appendix B.

     The Audit Committee met 8 times during the fiscal year ended March 31, 2004. During these and subsequent meetings:

     o Management represented to the Audit Committee that the Company's consolidated financial statements for the year ended March 31, 2004 were prepared in accordance with generally accepted accounting principles.

     o The Audit Committee reviewed and discussed such consolidated financial statements with management and the independent auditor.

     o The Audit Committee discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, including the quality (not just the acceptability) of the relevant accounting principles, the reasonableness of the significant judgments, and the clarity of the included disclosures.

     o The Audit Committee received the written disclosures and the letter from the independent auditor required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees) and discussed with the independent auditor its independence from the Company and management.

     o The Audit Committee discussed with the Company's independent auditor the overall scope and plans for the 2004 audit.

     o The Audit Committee met with the independent auditor (with and without management present) to discuss the results of its examination, its evaluation of the Company's internal controls, and the overall quality of the Company's financial reporting.

     In performing these functions, the Audit Committee acted only in an oversight capacity. In this oversight role, the Audit Committee relied on the work and assurances of the Company's management, which has the primary responsibility for financial statements and reports, and on the independent auditor which, in its report, expressed an opinion on the conformity of the Company's financial statements to generally accepted principles. The Audit Committee's oversight did not provide it with an independent basis to determine whether management maintained appropriate accounting and financial accounting standards and complied with applicable laws and regulations. Furthermore, the Audit Committee's review and discussions with management and the independent auditor did not assure that the Company's financial statements were audited in accordance with generally accepted auditing standards or that the Company's independent auditor was in fact "independent."

     In reliance on the above, the Audit Committee recommended to the Board of Directors, and the board has approved, that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended March 31, 2004 for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors also have approved, subject to stockholder ratification, the selection of the Company's independent auditor for fiscal 2005.

                Robert B. Keifer C. Cyrus Reynolds David A. Lang
                     Jeffrey P. Lopez, MD E.B. Gevedon, Jr.

Compensation Committee Report on Executive Compensation

     The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

     The Company's Compensation Committee has responsibility for reviewing the compensation policies and plans for the Bank and its affiliates. The policies and plans established are designed to enhance both short-term and long-term operational performance of the Bank and to build stockholder value through appreciation in the Company's common stock price.

     The Committee's primary objectives are as follows:

     o to develop and maintain compensation policies and plans that provide the Bank with the means of attracting and retaining quality executives at competitive compensation levels;

     o to implement compensation policies and plans that motivate executives to perform to the full extent of their abilities; and

     o to implement compensation policies and plans that enhance stockholder value by aligning closely the financial interests of the Company's executives with those of its stockholders.

     In determining compensation levels, plans and adjustments, the Committee annually takes into account, among other things, the Company's financial performance as measured by financial ratios, the financial performance of the Company's peers and compensation reviews made by third parties of other similarly situated financial institutions.

     With respect to Mr. Barbour's base salary for the fiscal year ended March 31, 2004, the Committee took into account a comparison of salaries of chief executive officers of other publicly traded banking companies of similar size and business focus.

     For 2004, the Committee determined, based on Mr. Barbour's exceptional performance in leading the Company through a period of strong earnings and franchise growth, to award him a cash bonus. The committee also awarded the Company's other three executive officers bonuses for fiscal year 2004 based on their strong performances during such year.

     In connection with the mutual to stock conversion in 1995, the Company established the ESOP. In addition, in 1996, the Company implemented a restricted stock plan and a stock option plan providing for option grants at the current market prices. Most of the awards under these plans were made in 1996. In 1998, 2001 and 2003, as the Company experienced significant growth through acquisitions and internal expansion, the Company adopted and made awards under additional stock option plans providing for options with exercise prices which were above the applicable market price on the date of grant. The committee believes that equity-based compensation provides a long-term alignment of interests between stockholders and those executives and others on whom the continued success of the Company most depends.

     Through the compensation programs described above, a significant portion of the Company's executive compensation is linked directly to individual and corporate performance. The committee will continue to review all elements of compensation to assure that the compensation objectives and plans meet the Company's business objectives and philosophy of linking executive compensation to stockholder interests such as corporate performance.

     The Committee carefully reviewed the impact of Section 162(m) of the Internal Revenue Code on the cost of the Company's current executive compensation plans. Under the legislation and regulations adopted thereunder, it is not expected that any portion of the Company's deduction for employee remuneration will be non-deductible in fiscal 2004 or in future years by reason of Section 162(m). The Committee intends to review the Company's executive compensation policies on an ongoing basis, and propose appropriate modifications, if the Committee deems them necessary, with a view toward avoiding or minimizing any disallowance of tax deductions under Section 162(m). The Compensation Committee, however, reserves the right to use its judgment, where merited by the need for flexibility to respond to changing business conditions or by an executive officer's individual performance, to authorize compensation that may not, in a specific case, be fully deductible by the Company under Section 162(m).

     The foregoing report is furnished by the Compensation Committee of the Board of Directors:

       C. CYRUS REYNOLDS DAVID A. LANG ROBERT A. MOYER, JR. JOHN W. CLARK

Stock Performance Presentation

     The following line graph compares the cumulative total stockholder return on the Company's common stock, the total returns of the NASDAQ Bank Index, and the NASDAQ Composite Index for the period March 31, 1999, through March 31, 2004. The graph assumes that $100 was invested on March 31, 1999, at the closing price and that all dividends were reinvested. On March 31, 2004, the closing sale price for Classic Bancshares's common stock on the NASDAQ SmallCap Market was $39.95 per share.

[TOTAL RETURN PERFORMANCE CHART]


                                                 Period Ending
                               ----------------------------------------------------------
Index                          03/31/99  03/31/00  03/31/01  03/31/02  03/31/03  03/31/04
-----------------------------------------------------------------------------------------
Classic Bancshares, Inc.        100.00     71.29     93.59    132.07    209.85    337.47
NASDAQ Composite                100.00    186.24     75.12     75.58     55.20     82.45
SNL NASDAW Bank Index           100.00     91.12    111.46    138.79    126.72    171.47


Compensation Committee Interlocks and Insider Participation

     No executive officer or the Company of the Bank serves or has served as a member of the compensation committee of another entity, one of whose executive officers served on the Board or Compensation Committee of the Company or the Bank. No executive officer of the Company or the Bank serves or has served as a director of another entity, one of whose executive officers services on the Compensation Committee of the Company or the Bank.

Director Compensation

     Fees. The monthly fees for service on the Boards of Directors of the Company and Classic Bank are $600 and $250, respectively. Directors of Classic Bank also receive $50 for each committee meeting attended.

     Stock Options. On May 20, 2002, each non-employee director of the
Company was granted a 10 year non-tax qualified option to purchase 1,100 shares of the Common Stock at a price of $20.2940 per share under the Company's 2001 Premium Price Stock Option Growth Plan. On the date of grant, the closing price

(stock split adjusted) of the shares of the Common Stock was $18.4491 per share. On March 17, 2003, each non-employee director of the Company was granted a 10-year non-tax qualified option to purchase 2,750 shares of the Common Stock at a price of $28.6803 per share under the Company's 2001 Premium Price Stock Option Growth Plan. On the date of grant, the closing price (stock split adjusted) of the shares of the common stock was $26.325. On September 18, 2003, each non-employee director of the Company was granted a 10-year non-tax qualified option to purchase 4,400 shares of the Common Stock at a price of $31.491 under the Company's 2003 Premium Price Stock Option Growth Plan. On the date of grant, the closing price (stock split adjusted) of the Common Stock was $28.629 per share.

Executive Compensation

     The Company has not paid any compensation to its executive officers since its formation. The following table sets forth information concerning the compensation paid or accrued by Classic Bank to the named officers for services rendered during the fiscal years ended March 31, as indicated. No other executive officer of the Company earned cash compensation in excess of $100,000 during the fiscal year ended March 31, 2004.


==================================================================================================================================
                                                   SUMMARY COMPENSATION TABLE
----------------------------------------------------------------------------------------------------------------------------------
                                                   Annual Compensation                 Long-Term Compensation
                                           ---------------------------------------------------------------------
                                                                                       Awards         Payouts

                                                                  Other Annual  Restricted  Options/    LTIP
                                    Fiscal   Salary      Bonus    Compensation     Stock      SARs    Payouts      All Other
    Name and Principal Position      Year      ($)        ($)        ($)(1)      Award($)    (#)(2)     ($)     Compensation ($)
----------------------------------------------------------------------------------------------------------------------------------
  David B. Barbour, President        2004      155,000     47,500     ---           ---        11,000   ---        50,748(3)
   and Chief Executive Officer       2003      140,720     36,000     ---           ---        11,000   ---        41,160(3)
                                     2002      135,960      8,000     ---           ---                 ---        40,366(3)
                                                                                                  ---
  Robert L. Bayes, Executive         2004       98,700        ---     ---           ---         2,200   ---        11,191(4)
   Vice President                    2003       98,700     10,000     ---           ---         2,750   ---        10,575(4)
                                     2002       98,700      3,000     ---           ---           ---   ---        11,682(4)

  Lisah M. Frazier, Chief            2004       90,000     40,000     ---           ---         8,800   ---        14,327(5)
   Operating and Financial           2003       84,000        ---     ---           ---         6,600   ---         7,764(5)
   Officer                           2002       82,000     30,000     ---           ---           ---   ---        16,267(5)

  Robert S. Curtis, Executive        2004       90,000     40,000     ---           ---         6,600   ---        14,327(6)
    Vice President                   2003       84,000        ---     ---           ---         4,950   ---         7,764(6)
                                     2002       82,000     30,000     ---           ---           ---   ---        16,989(6)
==================================================================================================================================

(1) None of the named executive officers received any additional benefits or perquisites which, in the aggregate, exceeded 10% of both their salary and bonus or $50,000.


(2) Adjusted to reflect 10% stock dividend paid on November 17, 2003.


(3) Includes, among other things, for 2004, 2003 and 2002, respectively, the following amounts: country club membership fees of $3,480, $3,480 and $3,480 paid by Classic Bank on behalf of Mr. Barbour; accruals made pursuant to the Supplemental Executive Retirement Agreement between Classic Bank and
    Mr. Barbour of $19,601, $15,162 and $14,827; Classic Bank's contribution to Mr. Barbour's account under the ESOP of 401, 416 and 509 shares of Common Stock based upon closing prices per share of the Common Stock of $39.95, $27.60 and $17.601 on March 31, 2004, 2003 and 2002; Classic Bank's
    contribution to Mr. Barbour's 401(k) Plan account of $6,000, $5,302 and $4,319; and life insurance premiums paid by Classic Bank on behalf of Mr. Barbour of $5,647, $5,734 and $5,734.


(4) Includes, among other things, for 2004, 2003 and 2002, respectively, the following amounts: Classic Bank's contributions to Mr. Bayes' 401(k) Plan account of $2,961, $3,216 and 3,051; Classic Bank's contributions to Mr. Bayes' account under the ESOP of 206, 265 and 300 shares of Common Stock based upon closing prices per share of the Common Stock of $39.95, $24.60 and $17.601 on March 31, 2004, 2003 and 2002.


(5) Includes, among other things, for 2004, 2003 and 2002, respectively, the following amounts: Classic Bank's contributions to Ms. Frazier's 401(k) Plan account of $3,900, $2,520 and $3,342; and Classic Bank's contributions to Ms. Frazier's account under the ESOP of 261, 190 and 321 shares of Common Stock ased upon closing prices per share of the Common Stock of $39.95, $27.60 and $17.601and $12.75 on March 31, 2004, 2003 and 2002.


(6) Includes, among other things, for 2004, 2003 and 2002, respectively, the following amounts: Classic Bank's contributions to Mr. Curtis' 401(k) Plan account of $3,900, $2,520 and $3,342; and Classic Bank's contributions to Mr. Curtis' account under the ESOP of 261, 190 and 362 shares of Common Stock based upon closing prices per share of the Common Stock of $39.95, $27.60 and $17.601 on March 31, 2004, 2003 and 2002.

     The following table sets forth certain information concerning grants of stock options to the named individuals during the fiscal year ended March 31, 2004. No stock appreciation rights were granted in fiscal 2004.


  --------------------------------------------------------------------------------------------------------------------------------
                                         OPTION/SAR GRANTS IN LAST FISCAL YEAR (INDIVIDUAL GRANTS)
  --------------------------------------------------------------------------------------------------------------------------------
                                                                                                              Potential Realized
                                                                                                            Value at Assumed Annual
                              Numbver of                                                                      Rate of Stock Price
                              securities         Percent of total                                            Appreciation for Option
                             underlying        options/SARs granted                                                    Term
                            options/SARS         to employees in          Exercise of Base   Expiration Date   ---------------------
            Name              granted             fiscal year                 Price                                5%          10%
  ----------------------------------------------------------------------------------------------------------------------------------
  David B. Barbour            11,000                32.3%                  $31.81                 9/18/13      $194,150     $475,160
  Lisah M. Frazier             8,800                25.8%                  $31.81                 9/18/13       155,320      380,128
  Robert S. Curtis             6,600                19.4%                  $31.81                 9/18/13       116,490      285,096
  Robert L. Bayes              2,200                 6.5%                  $31.81                 9/18/13        38,830       95,032
  ----------------------------------------------------------------------------------------------------------------------------------

     The following table provides information as to the number and value of the stock options held by the named individuals as of March 31, 2004. None of these persons exercised any stock options during fiscal year ended March 31, 2004.


--------------------------------------------------------------------------------------------------------------------
                            AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END
                                                   OPTION VALUES
--------------------------------------------------------------------------------------------------------------------
                                                             Number of
                                                             Securities                       Value of
                                                             Underlying                      Unexercised
                                                            Unexercised                     In-the-Money
                                                             Options at                      Options at
                                                             FY-End (#)                      FY-End ($)
                                                    ----------------------------------------------------------------
                             Shares
                            Acquired     Value
                          on Exercise   Realized    Exercisable    Unexercisable    Exercisable     Unexercisable
          Name                (#)          ($)          (#)             (#)             ($)              ($)
--------------------------------------------------------------------------------------------------------------------
David B. Barbour              ---        $ ---       68,708           ---          $1,601,687      $  ---

Lisah M. Frazier              ---        $ ---       40,144           198          $  868,228      $ 5,694

Robert S. Curtis              ---        $ ---       36,120           ---          $  889,873      $  ---

Robert L. Bayes               ---        $ ---       25,025           ---          $  646,231      $  ---
--------------------------------------------------------------------------------------------------------------------

Employment Agreements

     The Company has entered into an employment agreement with Mr. Barbour providing for an initial term of five years. The employment agreement provides for an annual base salary in an amount not less than Mr. Barbour's then-current salary and provides for a daily renewal of its term so that it remains five years unless the Company gives notice of non-renewal under certain circumstances. The agreement provides that, in the event of the involuntary termination of Mr. Barbour, he shall receive his salary and bonus (with the bonus and cash incentive compensation based on historical averages) and his health insurance for the remaining term of the contract. He shall also receive a lump sum payment equal to the present value of certain pension and other benefits to which he would have been entitled had he remained with the Company for the remaining term of the contract. Each of these amounts is subject to a cut back to the extent that Mr. Barbour receives income from another source during the term of the contract. The employment agreement also provides that a lump sum cash payment will be made to Mr. Barbour in an amount equal to 299% of his five-year average "base amount" of compensation if his employment is involuntarily terminated in connection with or within 18 months after a "change in control" of Classic Bank or the Company. Finally, the agreement provides that Mr. Barbour shall be entitled to indemnification against any such liability that might arise if the above payments are deemed "excess parachute payments" under
Section 280G of the Internal Revenue Code.

     Classic Bank has employment agreements with Ms. Frazier and Mr. Curtis providing for initial terms of three years. Each agreement provides for an annual base salary in an amount not less than the subject employee's then-current salary and provides for a daily renewal of its terms so that the term of the agreement always remains three years unless the Company gives notice of non-renewal under certain circumstances. The agreements also provide for termination upon the employee's death, for cause or certain events specified under applicable regulations. The employment agreements are terminable by the employee upon 90 days' notice to Classic Bank.

     The employment agreements with Ms. Frazier and Mr. Curtis provide for payment to the covered employee of an amount equal to 299% of his or her five-year average base compensation, where employment involuntarily terminates, (or is deemed to be terminated involuntarily), in connection with a "change in control" of Classic Bank or within twelve months thereafter. These agreements also provide for the continued payment of the covered employee's health benefits for the remainder of the term of the agreement in the event he or she is involuntarily terminated in the event of a change in control.

Change in Control Severance Agreement

     Classic Bank has a change in control severance agreement with Mr. Bayes. The agreement has a one-year term which is automatically extended for an additional one-year term on each anniversary of its effective date upon approval by the Board of Directors. The agreement provides that if Mr. Bayes' employment is involuntarily terminated, other than for cause, following a change in control he will be entitled to receive (i) a lump sum cash payment equal to 200% of his five-year average "base amount" of compensation and (ii) for a period of 12 months thereafter substantially the same life and health benefits as he is receiving as of the date of termination.

Supplemental Executive Retirement Agreement

     Classic Bank entered into a non-qualified Supplemental Executive
Retirement Agreement (the "SERP") with Mr. Barbour which provides for the payment of a monthly supplemental retirement benefit of up to 24% of his average monthly compensation during the three highest 12-month periods prior to retirement. This benefit will be payable upon normal retirement at age 65 or, under certain circumstances, after age 55 if his employment is terminated without cause. In the event of Mr. Barbour's death, 50% of the amount payable under the SERP will be payable to his spouse until her death. The amounts contributed by Classic Bank pursuant to the SERP for the last three fiscal years are included in the Summary Compensation Table under "All Other Compensation."

Certain Transactions

     Classic Bank follows policies of granting loans to their respective
(and the Company's) directors, officers and employees. These loans are made in the ordinary course of business and on the same terms and conditions as those of comparable transactions prevailing at the time, in accordance with underwriting guidelines and do not involve more than the normal risk of collectibility or present other unfavorable features. Federal law requires that all loans to directors and executive officers be made on terms and conditions comparable to those for similar transactions with non-affiliates. Loans by Classic Bank to all of its (and the Company's) respective directors and executive officers and the associates of such directors and executive officers, including outstanding balances and commitments, totaled approximately $45.9 million at March 31, 2004, which was approximately 45.9% of the Company's stockholders' equity at that date. At March 31, 2004, there were no loans by Classic Bank to any director or executive officer (or any affiliate of such director or executive officer) of the Company or of Classic Bank, made at preferential rates or terms which in the aggregate exceeded $60,000 during the two years ended March 31, 2004.

        PROPOSAL II - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

     The Board of Directors of the Company has appointed Crowe, Chizek and

Company LLC to be the Company's independent auditor for the fiscal year ending March 31, 2005. Representatives of Crowe, Chizek and Company LLC are expected to attend the Meeting to respond to appropriate questions and to make a statement if they so desire.

     Effective July 14, 2003, Smith, Goolsby, Artis & Reams, P.S.C., resigned as the Company's independent auditor. From the Company's creation until the date hereof (i) the reports of Smith, Goolsby, Artis & Reams, P.S.C. on the Company's financial statements contained no adverse opinion or disclaimer of opinion and were not modified as to uncertainty, audit scope or accounting principles, and (ii) there have been no disagreements with Smith, Goolsby, Artis & Reams, P.S.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which were not resolved to its satisfaction which would have caused it to make reference to the subject matter of the disagreement in its reports. Representatives of Smith, Goolsby, Artis & Reams, P.S.C. are expected to attend the Meeting to respond to appropriate questions and make a statement if they so desire.

Audit Fees.

     The aggregate fees payable by the Company to Crowe, Chizek and Company
LLC for professional services rendered for the audit of the Company's annual financial statements, the review of the financial statements included in the Company's Quarterly Reports on Form 10-QSB and services that are normally provided by Crowe, Chizek and Company LLC in connection with statutory and regulatory filings and engagements were $57,100 for the fiscal year ended March 31, 2004. The aggregate fees billed to the Company by Smith, Goolsby, Artis & Reams, P.S.C. for professional services rendered by Smith, Goolsby, Artis & Reams, P.S.C. for the audit of the Company's annual financial statements, the review of the financial statements included in the Company's Quarterly Reports on Form 10-QSB and services that are normally provided by Smith, Goolsby, Artis & Reams, P.S.C. in connection with statutory and regulatory filings and engagements were $44,800 for the fiscal year ended March 31, 2003.

Audit Related Fees.

     There were no fees billed to the Company by Crowe, Chizek and Company
LLC for assurance and related services rendered by Crowe, Chizek and Company LLC that are reasonably related to the performance of the audit of and review of the financial statements and that are not already reported in "Audit Fees" above during the fiscal year ended March 31, 2004. Similarly, there were no fees billed to the Company by Smith, Goolsby, Artis & Reams, P.S.C. for assurance and related services rendered by Smith, Goolsby, Artis & Reams, P.S.C. that are reasonably related to the performance of the audit of and review of the financial statements and that are not already reported in "Audit Fees" above during the fiscal year ended March 31, 2003.

Tax Fees.

     The aggregate fees payable by the Company to Crowe, Chizek and Company
LLC for professional services for tax compliance, tax advice and tax planning were $8,350.00 during the fiscal year ended March 31, 2004. The aggregate fees billed to the Company by Smith, Goolsby, Artis & Reams, P.S.C. for professional services rendered by Smith, Goolsby, Artis & Reams, P.S.C. for tax compliance, tax advice and tax planning were $5,000 during the fiscal year ended March 31, 2003.

All Other Fees.

     The aggregate fees billed to the Company by Crowe, Chizek and Company
LLC were for all services other than those described above were $5,895 for the fiscal year ended March 31, 2004. These fees related to consultation on accounting matters relating to the acquisition of First Federal Financial Bancorp, Inc. The aggregate fees billed to the Company by Smith, Goolsby, Artis & Reams, P.S.C. were for all services other than those described above were $8,000 for the fiscal year ended March 31, 2003. These fees related to agreed-upon procedures for information systems and the trust department and consultation on accounting matters relating to the acquisition of First Federal Financial Bancorp, Inc.

     The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of Crowe, Chizek and Company LLC. The Audit Committee concluded that the performance of such services will not affect the independence of Crowe, Chizek and Company LLC in performing its function as independent auditor of the Company.

     The Audit Committee preapproves all audit and permissible non-audit services to be provided by the Company's independent auditor.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF Crowe, Chizek and Company LLC AS THE COMPANY'S INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING MARCH 31, 2005.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who beneficially own more than 10% of the Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of the Common Stock. Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended March 31, 2004, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were met.

                              STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be presented at the Company's next annual meeting must be received by its Secretary at the executive office of the Company, located at 344 Seventeenth Street, Ashland, Kentucky 41101, no later than March 23, 2005 to be eligible for inclusion in the Company's proxy statement and form of proxy relating to the next annual meeting. Any such proposal will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended, and as with any stockholder proposal (regardless of whether included in the Company's proxy materials), the Company's certificate of incorporation and bylaws and Delaware law.

     To be considered for presentation at the next annual meeting, but not for inclusion in the Company's proxy statement and form of proxy for that meeting, proposals must be received by the Company no later than June 17, 2005. If, however, the date of the next annual meeting is before August 6, 2005 or after October 25, 2005, proposals must instead be received by the Company by the later of the 70th day before the date of the next annual meeting or the tenth day following the day on which public disclosure (by press release, in a publicly available filing with the SEC, through a notice mailed to stockholders, or otherwise) of the date of the next annual meeting is first made.

                                 OTHER MATTERS

     The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. If, however, any other matter should properly come before the Meeting, it is intended that the Board of Directors, as proxy for the stockholder, will act in accordance with their best judgment.

     The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitation by mail, directors, officers and regular employees of the Company or Classic Bank may solicit proxies personally or by telegraph or telephone without additional compensation.

Ashland, Kentucky
July 21, 2004

                                                                     APPENDIX A
                            Classic Bancshares, Inc.
                     Governance/Nominating Committee Charter

The Board of Directors has created a Charter for the Governance/Nominating Committee as follows:

I.   Purpose

     The purpose of the Governance/Nominating Committee (the "Committee") of the Board of Directors of AMB Financial Corp. shall be to assist the Board in
(i) identifying qualified individuals to become Board members, (ii) in determining the size and composition of the Board and its committees, (iii) developing a process to assess Board effectiveness and (iv) making recommendations regarding developing corporate governance guidelines.

II.  Structure

     The Committee shall consist of a minimum of two members, as determined by the Board of Directors (the "Board"). Members of the Committee shall be appointed and may be removed by the Board. All members of the Committee shall be members of the Board and satisfy the applicable Nasdaq SmallCap listing standards for independence. The Committee shall meet at least once annually or more frequently as circumstances require.

III. Responsibilities

     The functions of the Governance/Nominating Committee include the following:

   1. Consider and recommend to the Board standards (such as independence, experience, leadership, diversity and stock ownership) for the selection of individuals to be considered for election or reelection to the Board;

   2.   Identify individuals qualified to become members of the Board;

   3.   Consider recommendations by stockholders for director nominations;

   4. Conduct reviews as appropriate into the background and qualifications of director candidates;

   5.   Recommend candidates to the Board for nomination as directors;

   6. Review the structure of the Board and its committees and make recommendations with respect thereto (including size and composition);

   7. Consider and make recommendations regarding Board and committee performance; and

   8. Consider and make recommendations regarding Board continuing education guidelines.

     The Committee shall have the authority to delegate any of its responsibilities to subcommittees as the Committee may deem appropriate in its sole discretion.

IV.  Funding

     The Committee shall have the authority to retain director search firms outside counsel and any other advisors as the Committee deems appropriate in its discretion. The Committee shall have sole authority to approve related fees and retention terms.

V.   Recommendations

     The Committee shall report its actions and recommendations to the Board. The Committee shall review at least annually the adequacy of this charter and recommend any proposed changes to the Board for approval.

                                                                     APPEXDIX B

                            CLASSIC BANCSHARES, INC.

                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                          AMENDED AND RESTATED CHARTER

PREAMBLE

This Audit Committee Charter (the "Charter") has been adopted by the Board of Directors of Classic Bancshares, Inc. (the "Company"). The Audit Committee of the Board shall review and reassess this charter annually and recommend any proposed changes to the Board for approval.

OBJECTIVES OF COMMITTEE

    o To provide assistance to the Board of Directors in fulfilling its fiduciary responsibilities to oversee management's activities relating to accounting, record keeping, financial reporting, internal controls, disclosure controls and internal control over financial reporting.

    o Provide a vehicle and establish a forum for the free and open communication of views and information among the Company's directors, independent public accounting firm, internal auditor and management.

    o To review the independence of the Company's independent public accounting firm and the objectivity of internal auditor.

    o    To review the adequacy and reliability of disclosures to stockholders.

    o To perform the audit committee functions specified by the Securities and Exchange Commission and the NASDAQ Small-Cap Market.

    o To establish and maintain a system for confidential complaints regarding the Company's accounting, financial reporting, internal controls, disclosure controls, and internal control over financial reporting.

    o The committee's duties do not include planning or conducting external or internal audits or determining that the Company's financial statements are complete, accurate and in accordance with generally accepted accounting principles. Nor is it the duty of the committee to assure compliance with laws and regulations. These are the responsibilities of management.

ROLES AND RESPONSIBILITIES

The responsibilities of the committee include the following:

Independent Auditors:

    o Appoint an independent public accounting firm for the purpose of auditing the Company's financial statements and, if and when required, attesting to its internal controls.

    o Assess the qualifications of the Company's public auditing firm and its lead engagement partner. Oversee and evaluate the performance of such person and firm; if necessary, remove them.

    o Obtain annually from the Company's independent public auditing firm a formal written statement describing all relationships between the firm and the Company, consistent with Independence Standards Board Standard Number 1. Discuss with the Company's independent public auditing firm any relationships that may impact the objectivity and independence of such firm and take, or recommend that the Board take, appropriate actions with respect to the independence of such firm from the Company.

    o Resolve any disagreements between management and the Company's independent public auditing firm regarding accounting, financial reporting, disclosure controls, internal control over financial reporting and similar matters.

    o Approve, in advance, all audit and non-audit services to be performed for the Company by its independent public auditing firm, subject to applicable law and regulation. Negotiate and approve all fees and engagement terms of the Company's independent public auditing firm for audit and non-audit services.

    o Obtain assurance from the Company's independent public auditing firm that Section 10A(b) of the Exchange Act has not been implicated.

    o Review with the Company's independent public auditing firm the plan, procedures and scope of its annual audit of the Company's financial statements.

Financial Reporting Review:

    o Review at least annually critical accounting policies, alternate treatments within GAAP and significant assumptions and estimates with respect to the Company's financial statements with its management and independent public auditing firm. In connection with such review, review the financial accounting and reporting treatments preferred by the Company's independent auditing firm.

    o Review and discuss the Company's audited financial statements with management and the Company's independent public auditing firm including all of the matters indicated in Statement of Auditing Standards Number
         61. Based on such review, recommend to the board whether such audited financial statements should be included in the Company's Annual Report on Form 10-KSB and Annual Report to Stockholders for the relevant fiscal year.

    o Review material written communications between the Company's independent public auditing firm and management including the management letter and schedule of unadjusted differences.

    o Review and discuss with management and Company's independent public auditing firm on at least an annual basis the Company's disclosure of off-balance sheet data and non-financial data.

    o Review and discuss with management and the Company's independent public auditing firm the appropriateness (and the reconciliation to GAAP) of any pro forma data to be included in the Company's public financial reports.

    o Review and discuss with management and the Company's independent public auditing firm prior to release any proposed earnings announcement or financial press release.

    o Review and discuss with management and the Company's independent public auditing firm prior to filing the Company's Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB and any other SEC disclosure filings.

    o Monitor the efforts of management and the Company's independent public auditors to cure any deficiencies noted in its financial statements or accounting process.

Internal Controls, Disclosure Controls and Internal Control over Financial Reporting:

    o Oversee the selection, compensation and performance of the Company's internal auditor. Assess the qualifications and independence of the Company's internal auditor.

    o Discuss with the Company's management, independent public auditing firm and internal auditor the organization, scope, objectivity, budget and staffing of the Company's internal audit.

    o Determine that no restrictions are placed upon the scope of the internal audit. Assess reports regarding computer systems, facilities and backup systems.

    o Review regulatory examination reports and internal audit reports and monitor management's compliance efforts.

    o Review with the Company's independent public auditing firm, internal auditor and management, the adequacy and effectiveness of the Company's internal controls (including internal control over financial reporting) and disclosure controls.

    o Review reports of management and the Company's independent public auditing firm on internal and quality controls including, if and when required by applicable law or regulations, management's report and the independent public auditing firm's attestation on internal control over financial reporting.

    o Discuss with management on a quarterly basis its review and conclusions regarding the Company's disclosure controls and whether there has been any changes in the Company's internal control over financial reporting.

Other:

    o Discuss the Company's legal and regulatory compliance with the Company's Chief Compliance Officer on at least an annual basis.

    o Review and, to the extent required under applicable SEC and NASDAQ rules, approve all transactions with related parties.

    o Establish procedures for (a) the receipt, retention and treatment of any complaints received by the Company on accounting, financial reporting, internal control, internal control over financial reporting, or auditing matters and (b) the confidential, anonymous submission by the Company's employees of concerns regarding questionable accounting, financial reporting, internal controls, internal control over financial reporting and auditing matters.

    o    Reassess the adequacy of this Charter at least annually.

ORGANIZATION

    o The committee shall consist of a minimum of three outside directors of the Company. All members must be (i) financially literate, (ii) able to read and understand financial statements and (iii) able to satisfy applicable NASDAQ and SEC requirements with respect thereto. In addition, at least one member of the committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in such member's financial sophistication, (including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.)

    o All members of the committee must be free from any relationship with the Company which would interfere with their independent judgement. Other than in his or her capacity as a member of the board of directors or any committee thereof, no audit committee member shall accept directly or indirectly any fee or other compensation from the Company or any subsidiary and no audit committee member may be an affiliated person of the Company. No audit committee member or any of his family members shall have been employed by the Company, its independent public auditing firm or any of their affiliates or, received any payments from the Company (except as set forth above), its independent public accounting firm or any of their affiliates over the last three years. All audit committee members must comply with the independence requirements of the NASDAQ and the SEC.

    o Required Meetings. The committee shall meet at least four times a year and more frequently as circumstances require. The timing of meetings shall be determined by the committee. However, at least once per year, the committee shall have private meetings with each of the Company's independent public auditing firm, management and the internal auditor.

    o One member of the committee shall be appointed as chairman. The chairman shall be responsible for leadership of the committee, including scheduling and presiding over meetings, preparing agendas, and making regular reports to the board. The chairman will also maintain regular liaison with the Company's CEO, CFO, the lead partner of its independent public auditing firm, the internal auditor and the general counsel.

    o The committee shall have the power to conduct or authorize investigations into any matters within its scope of responsibilities. The committee is empowered to engage independent counsel and such other advisers as it determines necessary or appropriate to carry out its duties. The Company shall pay all expenses of such advisers and any other expenses that are necessary or appropriate for carrying out the committee's duties.

  REVOCABLE PROXY                                                REVOCABLE PROXY


                            CLASSIC BANCSHARES, INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                                 August 26, 2004


     The undersigned hereby appoints the Board of Directors of Classic Bancshares, Inc. (the "Company"), with full powers of substitution, to act as attorney and proxy for the undersigned to vote all shares of capital stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting") to be held at Park Place (formerly the AEP Kentucky headquarters building), located at the corner of 17th Street and Central Avenue, Ashland, Kentucky 41101, on August 26, 200 at 4:00 p.m., local time, and at any and all adjournments and postponements thereof.

I. The election as directors of all nominees listed below (except as marked to the contrary)

       [ ] FOR (except as marked to the contrary)    [ ] VOTE WITHHELD

     INSTRUCTION: To withhold your vote from any individual nominee, strike a line through the name(s) of the nominee(s) in the list at right.

           C. Cyrus Reynolds David B. Barbour Jeffrey P. Lopez, M.D.

II. The ratification of the appointment of Crowe, Chizek and Company LLC as the Company's independent auditor for the fiscal year ending March 31, 2005.

                         [ ] FOR [ ] AGAINST [ ] ABSTAIN

     In its discretion, the Board of Directors, as proxy for the undersigned, is authorized to vote on any other business that may properly come before the Meeting or any adjournment or postponement thereof.

     THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE
SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL OF THE NOMINEES LISTED ABOVE AND FOR THE RATIFICATION OF THE APPOINTMENT OF CROWE CHIZEK AND COMPANY LLC. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY A MAJORITY OF THE BOARD OF DIRECTORS IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

     The Board of Directors recommends a vote "FOR" the election of each of its nominees for director and "FOR" the ratification of the appointment of the independent auditors.

                                                (To be Signed on Reverse Side)

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     This Proxy may be revoked at any time before it is voted by: (i) filing with the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than this Proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of this Proxy). If this Proxy is properly revoked as described above, then the power of the Board of Directors to act as attorney and proxy for the undersigned shall be deemed terminated and of no further force and effect.

     The undersigned acknowledges receipt from the Company, prior to the execution of this proxy, of Notice of the Meeting, a Proxy Statement and an Annual Report to Stockholders for the fiscal year ended March 31, 2004.



Dated: _______________, 2004       -------------------------------------------
                                   Signature of Stockholder



                                   -------------------------------------------
                                   Signature of Stockholder

                            Please sign exactly as your name(s) appear(s) above. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.
                            If shares are held jointly, each holder should sign.
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            PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY
                     IN THE ENCLOSED POSTAGE-PAID ENVELOPE
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